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                                                              EXHIBIT 23.4


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement
Nos. 33-63237, 33-95126, 333-11035, 333-13537, 333-17323, 333-17411, 333-20391,
333-26927, 333-35709, 333-35707, and 333-23063 for Cendant Corporation on
Forms S-3 and in Registration Statement Nos. 33-26875, 33-75682, 33-93322, 33-41823, 33-48175, 33-58896, 33-91656, 333-03241, 33-74068, 33-74066,
33-91658, 333-00475, 333-03237, 33-75684, 33-80834, 33-93372, 333-09633,
333-09637, 333-09655, 333-22003, 333-34517-2, 333-42503, 333-30649, and
333-42549 for Cendant Corporation on Form S-8 of our report dated
June 24, 1996, appearing in the Current Report on Form 8-K for Cendant Corporation dated January 28, 1998.


/s/ DELOITTE & TOUCHE LLP

Seattle, Washington
January 28, 1998